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                                                                  EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

The following entities, unless otherwise indicated, are wholly-owned direct or indirect subsidiaries of the Registrant as of December 31, 2003:

                                                           State or Country
     Name                                                  of Organization
     ----                                                  ----------------
 1.  Baker Environmental, Inc.                             Pennsylvania
 2.  Baker Heavy & Highway, Inc.                           Pennsylvania
 3.  Baker Mellon Stuart Construction, Inc.                Pennsylvania
 4.  Mellon Stuart Building Services, Inc.                 Pennsylvania
 5.  Mellon Stuart Construction International, Inc.        Pennsylvania
 6.  Michael Baker Global, Inc.                            Pennsylvania
 7.  Michael Baker Jr., Inc.                               Pennsylvania
 8.  Michael Baker Alaska, Inc.                            Alaska
 9.  Baker Construction, Inc.                              Delaware
10.  Baker Global Project Services, Inc.                   Delaware
11.  Baker Holding Corporation                             Delaware
12.  Baker/OTS, Inc.                                       Delaware
13.  International Pipeline Services, Inc.                 Delaware
14.  Michael Baker International, Inc.                     Delaware
15.  Baker GeoResearch, Inc.                               District of Columbia
16.  Baker Engineering, Inc.                               Illinois
17.  Steen Production Services, Inc.                       Louisiana
18.  Michael Baker Jr. Company                             Nevada
19.  Michael Baker Architects/Engineers, P.C.              New Jersey
20.  Baker Engineering NY, Inc.                            New York
21.  Baker/MO Services, Inc.                               Texas
22.  Vermont General Insurance Company                     Vermont
23.  Michael Baker Barbados Ltd.                           Barbados
24.  Baker Energy International, Ltd.                      Cayman Islands
25.  Baker O&M International, Ltd.                         Cayman Islands
26.  Baker/OTS International, Inc.                         Cayman Islands
27.  Overseas Technical Services (Middle East) Ltd.        Cayman Islands
28.  Michael Baker de Mexico S.A. de C.V.                  Mexico
29.  OTS International Training Services Ltd.              United Kingdom
30.  Overseas Technical Services (Harrow) Ltd.             United Kingdom
31.  Baker/OTS Ltd.                                        United Kingdom
32.  SD Forty-Five Ltd.                                    United Kingdom
33.  Hanseatic Oilfield Services Ltd.                      Vanuatu
34.  OTS Finance and Management Ltd.                       Vanuatu
35.  Overseas Technical Service International Ltd.         Vanuatu